EXHIBIT 10.32

RESOLUTIONS OF

THE BOARD OF DIRECTORS OF

PACIFIC CENTURY FINANCIAL CORPORATION

RE:	APPROVAL OF AMENDMENT NO. 2001-1 TO THE PACIFIC CENTURY FINANCIAL CORPORATION DIRECTOR STOCK COMPENSATION PROGRAM

WHEREAS, Pacific Century Financial Corporation (the “Corporation”) maintains the Pacific Century Financial Corporation Director Stock Compensation Program (the “Program”) for the purpose of enabling Directors of the Corporation or the Bank of Hawaii to acquire and retain a proprietary interest in the Corporation by ownership of common stock of the Corporation;

WHEREAS, Article 7 of the Program provides that the Program may be amended at any time by action of the Corporation’s Board of Directors; and

WHEREAS, the Corporation desires to amend the Program for purposes of modifying the grant amounts for options and restricted shares.

NOW, THEREFORE, BE IT RESOLVED THAT the Corporation hereby adopts Amendment No. 2001-1 to the Program, in the form substantially as attached hereto, effective as of the date of adoption.

RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to take any and all actions necessary or desirable to carry out the intent of the foregoing resolutions.

I,     Cori C. Weston   , hereby certify that I am the duly appointed Secretary of the Board of Directors of Pacific Century Financial Corporation, and that the above resolutions were adopted at a meeting of the Board of Directors of such Corporation held on April 27, 2001, at which meeting a quorum was at all times present and acting, and that said resolutions are still in full force and effect.

DATED:	April 27, 2001

BOARD OF DIRECTORS OF PACIFIC CENTURY FINANCIAL CORPORATION

By	/s/ Cori C. Weston
Its Secretary

AMENDMENT NO. 2001-1 TO

THE PACIFIC CENTURY FINANCIAL CORPORATION

DIRECTOR STOCK COMPENSATION PROGRAM

In accordance with the provisions of its Article 7, the Pacific Century Financial Corporation Director Stock Compensation Program is amended effective as of the date of adoption of this Amendment 2001-1, as follows:

i) The following provision shall be added at the end of Section 2 of the Pacific Century Financial Corporation Director Stock Option Plan:

Effective as of the 2001 annual meeting, in lieu of the formula grant amounts as described in the preceding sentence, the following formula grant amount shall apply: an option for the purchase of 3,000 shares to a Director who is a Director of either or both of the Company and the Bank of Hawaii. In addition to the above formula grants, the Committee may at its sole discretion designate the Directors to whom other options shall be granted and determine the amount of the options so granted.

ii) The following provision shall be added at the end of Section 2 of the Pacific Century Financial Corporation Director Restricted Share Plan:

Effective as of the 2001 annual meeting, in lieu of the formula grant amount as described in the preceding sentence, the automatic grant shall be equal to 200 restricted shares, and the maximum aggregate limitation shall not apply. In addition to the above formula grants, the Committee may at its sole discretion designate the Directors to whom other restricted shares shall be granted and determine the amount of the restricted shares so granted.